 INFe- HUMAN RESOURCES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

NOVEMBER 30, 2005

INDEX TO UNAUDITED PRO FORMA CONSOLDIATED FINANCIAL INFORMATION

PAGE(S)

Introduction to Unaudited Pro forma Consolidated

       Financial Information

     1

Balance Sheet

     2

Statement of Operations for the Year Ended

    November 30, 2005

    3

Accumulated Deficit and Accumulated Other Comprehensive

    Loss for the Year Ended November 30, 2005

                 4

Notes to Unaudited Pro forma Consolidated Financial Information

     5

INFe- HUMAN RESOURCES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

NOVEMBER 30, 2005

The unaudited pro forma consolidated financial information presented below gives effect to INFe Human Resources, Inc.’s, (“INFe”), acquisition of Monarch Human Resources, Inc., (“Monarch”).  Under the terms of the Stock Purchase Agreement dated December 20, 2005, INFe paid $300,000 cash to acquire 100% of the outstanding shares of Monarch stock.  In addition, INFe granted the sellers of Monarch two warrants to purchase up to twenty-percent (20%) of the newly-formed subsidiary which owns the Monarch stock.  The warrant holders can purchase the subsidiary stock at an exercise price of $0.001 per share and expire on December 20, 2007.  Also related to this acquisition, INFe loaned Monarch $100,000 to fund its working capital needs.  The promissory note is a demand note with twelve percent (12%) interest.

The unaudited pro forma financial information is presented as if the acquisition had occurred and the note had been issued on November 30, 2005, for purposes of the unaudited pro forma consolidated balance sheet and for the year ended November 30, 2005, for purposes of the unaudited pro forma consolidated statements of operations, accumulated deficit and accumulated other comprehensive loss.  The unaudited pro forma consolidated financial information includes the historical amounts of INFe and Monarch, adjusted to eliminate INFe’s investment in Monarch and the money loaned to Monarch, and reclassifies Monarch’s historical information to a presentation format consistent with INFe and to reflect the impact of INFe’s acquisition of Monarch.

INFe will account for the acquisition using the purchase method of accounting.  As such, INFe will record the assets (including identifiable intangible assets) and liabilities of Monarch at their estimated fair value.  The difference between the purchase price and the estimated fair value of Monarch’s net assets and liabilities will result in goodwill.

The pro forma information, while helpful in illustrating the financial characteristics of the consolidated companies under one set of assumptions, should not be relied upon as being indicative of the results that would actually have been obtained if the acquisition had been in effect for the periods described below or of the future results of the consolidated company.

The pro forma information should be read in conjunction with the historical consolidated financial statements of INFe, which have been previously filed with the Securities and Exchange Commission, as more fully described in the Form 10-KSB filed by INFe on February 28, 2006, and such financial statements and other data are incorporated by reference herein.

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INFe- HUMAN RESOURCES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
NOVEMBER 30, 2005

ASSETS
	INFe	Monarch
	Human	Human		Pro forma
	Resources	Resources	Note	Adjustments	Pro forma
Current Assets:
Cash	$ 778,641	$ 100,000			$ 878,641
Accounts receivable, net	20,000	-			20,000
Note receivable - subsidiary	111,053		A	(111,053)	-
Marketable securities	57,339				57,339
Deposits	35,000	-		-	35,000
Total Current Assets	1,002,033	100,000		(111,053)	990,980

Property and equipment	-	30,000			30,000

Other Assets:
Investment in subsidiary	300,000		B	(300,000)	-
Intangible assets		26,500			26,500
Goodwill		406,053			406,053
Financing costs, net	350,000	-			350,000

Total Assets	$ 1,652,033	$ 562,553		$ (411,053)	$ 1,803,533

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Accounts payable and accrued expenses	$ 300,000	$ -			$ 300,000
Deferred revenue	49,107	-			49,107
Convertible notes payable	1,250,000	-			1,250,000
Note payable		150,000			150,000
Note payable - Parent		111,053	A	(111,053)	-
Loan payable - Officer	25,100	1,500			26,600

Total Current Liabilities	1,624,207	262,553		(111,053)	1,775,707

Total Liabilities	1,624,207	262,553		(111,053)	1,775,707

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $.001 par value; 20,000,000 shares authorized,
none issued and outstanding	-	-		-	-
Common stock, $.001 par value, 100,000,000 shares authorized
13,053,724 and 11,200,024 shares outstanding
as of November 30, 2005 and 2004	13,054				13,054
Additional paid -in capital	605,591	300,000	B	(300,000)	605,591
Accumulated other comprehensive loss	(70,169)				(70,169)
Accumulated deficit	(520,650)				(520,650)

Total stockholders' equity (deficit)	27,826	300,000		(300,000)	27,826

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$ 1,652,033	$ 562,553		$ (411,053)	$ 1,803,533

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INFe- HUMAN RESOURCES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED NOVEMBER 30, 2005

	INFe	Monarch
	Human	Human	Pro forma
	Resources	Resources	Adjustments	Pro forma

REVENUES	$ 5,893	$ -	$ -	$ 5,893

OPERATING EXPENSES

Compensation & professional fees	505,503	-	-	505,503
Selling, general & administrative expenses	27,204	-	-	27,204
Total operating expenses	532,707	-	-	532,707

LOSS BEFORE OTHER INCOME	(526,814)	-	-	(526,814)

Net realized gain on sale of securities	47,337	-	-	47,337

NET LOSS APPLICABLE TO COMMON SHARES	$ (479,477)	$ -	$ -	$ (479,477)

BASIC AND DILUTED LOSS
PER SHARE	$ (0.04)	$ -	$ -	$ (0.04)

WEIGHTED AVERAGE NUMBER
OF COMMON SHARES	11,652,059	-	-	11,652,059

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INFe- HUMAN RESOURCES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS
ACCUMULATED DEFICIT AND ACCUMULATED OTHER COMPREHENSIVE LOSS
FOR THE YEAR ENDED NOVEMBER 30, 2005

	INFe	Monarch
	Human	Human	Pro forma
	Resources	Resources	Adjustments	Pro forma
Accumulated deficit, November 30, 2004	$ (41,173)	$ -	$ -	$ (41,173)

Net loss for the year ended November 30, 2005	(479,477)	-	-	(479,477)

Accumulated deficit, November 30, 2005	$ (520,650)	$ -	$ -	$ (520,650)

Accumulated other comprehensive loss, November 30, 2004	$ (22,096)	$ -	$ -	$ (22,096)

Other comprehensive loss, net of tax:
Unrealized loss on securities	(48,073)	-	-	(48,073)

Accumulated other comprehensive loss, November 30, 2005	$ (70,169)	$ -	$ -	$ (70,169)

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INFe- HUMAN RESOURCES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

NOVEMBER 30, 2005

Notes to Unaudited Pro forma Consolidated Financial Information:

The following adjustments were made to the Pro Forma Financial Information:

A: This adjustment eliminates the loan between parent and subsidiary.

B: This adjustment eliminates the parent's investment in subsidiary.

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